EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES OXLEY ACT OF 2002

In connection with the Annual Report of Atrinsic, Inc. (the “Company”) on Form 10-K for the year ended June 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Edward Gildea, Chief Executive Officer, and David Horin, Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002 that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: October 14, 2014	By:	/s/ Edward Gildea
Edward Gildea
Chief Executive Officer
(Principal Executive Officer)

Date: October 14, 2014	By:	/s/ David Horin
David Horin
Chief Financial Officer
(Principal Executive Officer)